Western New England Bancorp, Inc. 8-K

Exhibit 99.1

For further information contact:
James C. Hagan, President and CEO
Guida R. Sajdak, Executive Vice President and CFO
Meghan Hibner, Vice President and Investor Relations Officer
413-568-1911

WESTERN NEW ENGLAND BANCORP, INC. REPORTS RESULTS FOR THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND DECLARES QUARTERLY CASH DIVIDEND

Westfield, Massachusetts, July 24, 2018: Western New England Bancorp, Inc. (the “Company” or “WNEB”) (NasdaqGS: WNEB), the holding company for Westfield Bank (the “Bank”), announced today the unaudited results of operations for the three and six months ended June 30, 2018. For the three months ended June 30, 2018, the Company reported net income of $5.1 million, or $0.18 earnings per diluted share, representing a $1.4 million, or 36.8%, increase as compared to net income of $3.8 million, or $0.12 earnings per diluted share, for the three months ended June 30, 2017. On a linked quarter basis, net income of $5.1 million increased $1.6 million, or 46.0%, from net income of $3.5 million, or $0.12 earnings per diluted share, for the three months ended March 31, 2018. For the six months ended June 30, 2018, net income was $8.7 million, or $0.29 earnings per diluted share, compared to $8.9 million, or $0.30 earnings per diluted share, for the six months ended June 30, 2017.

The Company also announced that the Board of Directors declared a quarterly cash dividend of $0.04 per share, payable on or about August 22, 2018 to shareholders of record on August 8, 2018.

“Our second quarter results reflect solid growth in net interest income and net interest margin expansion. We continue to see significant new loan originations, which were partially offset by the unusually high rate of loan pay downs being felt in the industry as a whole. Our loan pipeline remains healthy, and we will continue to focus on growing loans while maintaining strong asset quality and increasing core deposits, which are particularly valuable as interest rates continue to rise,” stated Westfield Bank President and CEO James C. Hagan.

“In addition, opening our Liberty Street office in Springfield reaffirms our longstanding commitment to the City of Springfield and allows us to better serve our new and existing clients. Coupled with our branch office and commercial banking center at Tower Square in downtown Springfield and our East Street office just over the Springfield line in Chicopee, we are better positioned to deliver our products and services and provide added convenience for customers who live or work in the City of Springfield. We’re confident that our community bank values, customer-first approach, and convenience-based products and services will continue to be a great fit for Springfield.”

Financial Highlights:

●	During the six months ended June 30, 2018, total loans increased by $38.2 million, or 4.7% on an annualized basis, to $1.7 billion. Total deposits increased $45.7 million, or 6.1% on an annualized basis, from $1.5 billion at December 31, 2017 to $1.6 billion at June 30, 2018.
●	The net interest margin was 3.27% for the three months ended June 30, 2018, compared to 3.12% for the three months ended March 31, 2018 and 3.11% for the three months ended June 30, 2017. Excluding the impact of favorable purchase accounting adjustments of $909,000, the net interest margin was 3.08% for the three months ended June 30, 2018, compared to 3.07% for the three months ended March 31, 2018 and 3.04% for the three months ended June 30, 2017.

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●	At June 30, 2018, nonperforming loans totaled $13.0 million, or 0.78% of total loans, compared to $12.8 million, or 0.78% of total loans, at December 31, 2017 and $14.0 million, or 0.87% of total loans at June 30, 2017. At June 30, 2018, the allowance for loan losses as a percentage of nonperforming loans was 92.1%, compared to 84.9% at December 31, 2017 and 74.5% at June 30, 2017.
●	During the three months ended June 30, 2018, the Company repurchased 391,376 shares, at a weighted average price of $10.89, under its previously approved repurchase program. As of June 30, 2018, there were 1,597,592 shares available to repurchase remaining under the plan.

Net Income for the Three Months ended June 30, 2018 compared to the Three Months ended March 31, 2018

The Company reported net income of $5.1 million, or $0.18 earnings per diluted share, for the three months ended June 30, 2018, compared to a net income of $3.5 million, or $0.12 earnings per diluted share, for the three months ended March 31, 2018.

Net income, adjusting for a $715,000 gain on bank-owned life insurance death benefits and favorable purchase accounting accretion of $909,000 during the three months ended June 30, 2018 and $235,000 during the three months ended March 31, 2018, was $3.5 million, or $0.12 earnings per diluted share and $3.3 million, or $0.11 earnings per diluted share, respectively.

Return on average assets and return on average equity were 0.98% and 8.63%, respectively, for the three months ended June 30, 2018, as compared to 0.69% and 5.82%, respectively, for the three months ended March 31, 2018.

Net Interest Income and Net Interest Margin

On a sequential quarter basis, net interest income increased $1.1 million, or 7.8%, to $15.9 million for the three months ended June 30, 2018, from $14.7 million for the three months ended March 31, 2018. The increase in net interest income of $1.1 million, or 7.8%, was due to an increase in interest income of $1.7 million, or 9.2%, partially offset by an increase in interest expense of $589,000, or 14.7%. Net interest income for the three months ended June 30, 2018 included $909,000 in favorable purchase accounting accretion primarily due to the full payoff of a purchase credit impaired loan acquired from Chicopee with a remaining discount of $745,000.

The increase in interest expense of $589,000, or 14.7%, was primarily due to an increase of $363,000, or 15.4%, in interest expense on deposits and an increase of $226,000, or 13.7%, in interest expense on borrowings.

The average yield on interest-earning assets increased 30 basis points from 3.90% for the three months ended March 31, 2018 to 4.20% for the three months ended June 30, 2018. Excluding the favorable purchase accounting accretion mentioned above, the average yield on interest-earning assets increased 15 basis points from 3.89% for the three months ended March 31, 2018 to 4.04% for the three months ended June 30, 2018, respectively. During the three months ended June 30, 2018, the average cost of funds increased 13 basis points from 1.07% for the three months ended March 31, 2018 to 1.20% for the three months ended June 30, 2018. The average cost of time deposits increased 17 basis points from 1.29% for the three months ended March 31, 2018 to 1.46% for the three months ended June 30, 2018. The average cost of deposits increased 10 basis points from 0.78% for the three months ended March 31, 2018 to 0.88% for the three months ended June 30, 2018, while the average cost of borrowings increased 27 basis points during the same period. We anticipate that recent increases in the federal funds rate may result in an upward pressure on deposit and borrowing rates as competition for deposits increases. For the three months ended June 30, 2018, average demand deposits of $312.8 million, an interest-free source of funds, represented 20.2% of average total deposits compared to 20.4% for the three months ended March 31, 2018.

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During the three months ended June 30, 2018, average interest-earning assets increased $31.3 million, or 1.6%, to $2.0 billion. The increase in average interest-earning assets was due to an increase in average loans of $38.2 million, or 2.3%, partially offset by a decrease in average securities of $9.7 million, or 3.4%.

Provision for Loan Losses

The provision for loan losses increased $250,000, or 50.0%, from $500,000 for the three months ended March 31, 2018, to $750,000 for the three months ended June 30, 2018. The Company recorded net charge-offs of $134,000 for the three months ended June 30, 2018, as compared to net recoveries of $39,000 for the three months ended March 31, 2018.

Non-Interest Income

On a sequential quarter basis, non-interest income increased $1.2 million, or 66.1%, to $2.9 million for the three months ended June 30, 2018, from $1.8 million for the three months ended March 31, 2018. The increase in non-interest income was primarily due to the recognition of a $715,000 gain on bank-owned life insurance death benefits, an increase of $110,000, or 6.9%, in service charges and fees, a decrease in unrealized losses on equity securities of $65,000, or 61.3%, a decrease in realized losses on securities of $152,000, or 75.6%, and an increase in other income of $131,000, partially offset by a decrease of $48,000 on the gain on sales of OREO. Excluding the gain on bank-owned life insurance death benefits of $715,000 and the realized and unrealized losses mentioned above, non-interest income increased $283,000, or 14.0%.

Non-Interest Expense

For the three months ended June 30, 2018, non-interest expense increased $120,000, or 1.1%, to $11.5 million, or 2.21% of average assets, from $11.4 million, or 2.24% of average assets, for the three months ended March 31, 2018. The increase in non-interest expense was primarily due to an increase in other expenses of $107,000, or 6.4%, an increase in data processing of $41,000, or 6.4%, an increase in salaries and benefits of $31,000 or 0.5%, an increase in professional fees of $22,000, or 3.3%, an increase in furniture and equipment of $15,000, or 4.1%, and an increase in advertising expense of $8,000, or 2.3%, partially offset by decreases in occupancy expense of $93,000, or 8.8%, and FDIC insurance expense of $11,000, or 7.0%. The decrease in occupancy expense was due to a decrease in snow removal-related expenses.

For the three months ended June 30, 2018, the efficiency ratio was 63.5%, compared to 68.2% for the three months ended March 31, 2018.

Income Tax Provision

The Company’s effective tax rate decreased from 22.9% for the three months ended March 31, 2018 to 21.0% for the three months ended June 30, 2018. The decrease in the tax rate was primarily due to bank-owned life insurance death benefits recognized during the three months ended June 30, 2018.

Net Income for the Three Months ended June 30, 2018 compared to the Three Months ended June 30, 2017

The Company reported net income of $5.1 million, or $0.18 earnings per diluted share, for the three months ended June 30, 2018, compared to net income of $3.8 million, or $0.12 earnings per diluted share, for the three months ended June 30, 2017.

Net income, adjusting for a $715,000 gain on bank-owned life insurance death benefits and favorable purchase accounting accretion of $909,000 during the three months ended June 30, 2018 and $341,000 during the three months ended June 30, 2017, was $3.5 million, or $0.12 earnings per diluted share and $3.4 million, or $0.11 earnings per diluted share, respectively.

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Return on average assets and return on average equity were 0.98% and 8.63%, respectively, for the three months ended June 30, 2018, as compared to 0.73% and 6.05%, respectively, for the three months ended June 30, 2017.

Net Interest Income and Net Interest Margin

Net interest income increased $1.1 million, or 7.6%, to $15.9 million, for the three months ended June 30, 2018, from $14.7 million for the three months ended June 30, 2017. The increase in net interest income was due to a $2.1 million, or 11.7%, increase in interest and dividend income, partially offset by an increase in interest expense of $1.0 million, or 28.3%, during the same period. Interest income for the three months ended June 30, 2018 included $909,000 in favorable purchase accounting accretion primarily due to the full payoff of a purchase credit impaired loan acquired from Chicopee with a remaining discount of $745,000.

The increase in interest expense of 28.3% from June 30, 2017 was primarily due to an increase of $659,000, or 32.0%, in interest expense on deposits and an increase of $356,000, or 23.3%, in interest expense on borrowings.

The average yield on interest-earning assets increased 36 basis points from 3.84% for the three months ended June 30, 2017 to 4.20% for the three months ended June 30, 2018. Excluding the favorable purchase accounting accretion, the average yield on interest-earning assets increased 20 basis points from 3.84% for the three months ended June 30, 2017 to 4.04% for the three months ended June 30, 2018, respectively. During the three months ended June 30, 2018, the average cost of funds increased 24 basis points from 0.96% for the three months ended June 30, 2017 to 1.20% for the three months ended June 30, 2018. The average cost of time deposits increased 38 basis points from 1.08% for the three months ended June 30, 2017 to 1.46% for the three months ended June 30, 2018. The average cost of borrowings increased 59 basis points from 2.02% for the three months ended June 30, 2017 to 2.61% for the three months ended June 30, 2018.

Average interest-earning assets increased $27.7 million, or 1.4%, to $2.0 billion for the three months ended June 30, 2018 when compared to the three months ended June 30, 2017. The increase in average interest-earning assets was due to an increase in average loans of $62.8 million, or 3.9%, partially offset by a decrease in average securities of $32.6 million, or 10.7%. For the three months ended June 30, 2018, average demand deposits of $312.8 million, an interest-free source of funds, represented 20.2% of average total deposits compared to 20.5% for the three months ended June 30, 2017.

Provision for Loan Losses

The provision for loan losses increased $400,000, or 114.3%, from $350,000 for the three months ended June 30, 2017 to $750,000 for the three months ended June 30, 2018. The Company recorded net charge-offs of $134,000 for the three months ended June 30, 2018, as compared to net charge-offs of $159,000 for the three months ended June 30, 2017.

Non-Interest Income

Non-interest income increased $858,000, or 41.3%, to $2.9 million for the three months ended June 30, 2018, from $2.1 million for the three months ended June 30, 2017. The increase in non-interest income was primarily due to the recognition of a $715,000 gain on bank-owned life insurance death benefits, an increase of $144,000, or 9.3%, in service charges and fees, an increase of $131,000 in other income, a decrease of $41,000 in unrealized losses on marketable equity securities and a decrease in realized losses on securities of $95,000.

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Non-Interest Expense

For the three months ended June 30, 2018, non-interest expense, excluding merger-related expenses, increased $366,000, or 3.3%, to $11.5 million, or 2.21% of average assets, from $11.2 million, or 2.18% of average assets, for the three months ended June 30, 2017. The increase in non-interest expense was primarily due to an increase of $325,000, or 5.2%, in salaries and benefits, an increase in occupancy expense of $50,000, or 5.5%, an increase in other expense of $35,000, or 2.0%, an increase in furniture and equipment of $16,000, or 4.4%, and an increase in data processing of $9,000, or 1.3%. These increases were partially offset by a decrease of $39,000, or 21.0%, in FDIC insurance expense, a decrease of $30,000, or 7.8%, in advertising expense and an $116,000 decrease in merger-related expenses.

For the three months ended June 30, 2018, the efficiency ratio was 63.5%, compared to 66.1% for the three months ended June 30, 2017.

Income Tax Provision

The Company’s effective tax rate decreased from 27.4% for the three months ended June 30, 2017 to 21.0% for the three months ended June 30, 2018, primarily due to the decrease in the federal tax rate from the 2017 period.

Net Income for the Six Months Ended June 30, 2018 compared to the Six Months Ended June 30, 2017

For the six months ended June 30, 2018, the Company reported net income of $8.7 million, or $0.29 earnings per diluted share, compared to $8.9 million, or $0.30 earnings per diluted share, for the six months ended June 30, 2017. The financial results for the six months ended June 30, 2017 included $1.8 million in tax benefits recorded in connection with the reversal of a deferred tax valuation allowance and exercises of stock options, both favorably impacting the income tax provision for six months ended June 30, 2017. Also, included in the six months ended June 30, 2017 was $379,000, net of tax, of merger related costs associated with the acquisition of Chicopee. Excluding these tax benefits and merger expenses for the 2017 period and $165,000 of tax benefits recorded for the six months ended June 30, 2018, core net income was $7.4 million, or $0.25 earnings per diluted share for the six months ended June 30, 2017, compared to $8.5 million, or $0.29 earnings per diluted share for the six months ended June 30, 2018. Core net income is a non-GAAP financial measure.  Management believes core net income more accurately reflects the Company’s results of operations in the overall evaluation of its performance and believes it is useful to compare core net income to prior quarters.  A reconciliation of core net income is included in the accompanying financial tables.

Return on average assets and return on average equity were 0.84% and 7.21% for the six months ended June 30, 2018, compared to 0.86% and 7.26% for the six months ended June 30, 2017, respectively. Excluding tax benefits and merger related expenses, net of tax, return on average assets and return on average equity were 0.82% and 7.07% for the six months ended June 30, 2018, compared to 0.73% and 6.13% for the six months ended June 30, 2017, respectively.

Net Interest Income and Net Interest Margin

Net interest income increased $1.3 million, or 4.6%, from $29.2 million for the six months ended June 30, 2017 to $30.6 million for the six months ended June 30, 2018. The increase in net interest income was primarily due to an increase in interest and dividend income of $2.9 million, or 8.0%, partially offset by an increase in interest expense of $1.6 million, or 22.3%, from the six months ended June 30, 2017. The increase in interest income of $2.9 million was primarily due to a $64.6 million, or 4.1%, increase in average loans outstanding. The increase in interest expense was due to a $1.0 million, or 24.7%, increase in interest expense on deposits and a $565,000, or 19.0%, increase in interest expense on borrowings.

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The net interest margin increased 10 basis points from 3.09% for the six months ended June 30, 2017 to 3.19% for the six months ended June 30, 2018. During the six months ended June 30, 2018, accretion of purchase accounting adjustments related to the Chicopee acquisition increased net interest income by $1.1 million. Excluding these items, net interest margin for the six months ended June 30, 2018 was 3.08% compared to 2.99% for the six months ended June 30, 2017. The average asset yield increased 26 basis points from 3.79% for the six months ended June 30, 2017 to 4.05% for the six months ended June 30, 2018. The average cost of funds increased 21 basis points from 0.93% for the six months ended June 30, 2017 to 1.14% for the six months ended June 30, 2018. The average cost of time deposits increased 31 basis points from 1.07% for the six months ended June 30, 2017 to 1.38% for the six months ended June 30, 2018. The average cost of borrowings increased 52 basis points from 1.96% for the six months ended June 30, 2017 to 2.48% for the six months ended June 30, 2018. The increase in cost of funds in FHLB borrowings was primarily due to the increase in the Federal Funds target rate.

Average interest-earning assets increased $8.6 million, or 0.4%, to $1.9 billion for the six months ended June 30, 2018. The increase in average interest-earning assets was due to a $64.6 million, or 4.1%, increase in average loans, partially offset by a $29.0 million, or 9.5%, decrease in average investments and a $26.8 million, or 78.9%, decrease in short-term investments.

Provision for Loan Losses

The provision for loan losses of $1.3 million increased $600,000, or 92.3%, for the six months ended June 30, 2018 compared to $650,000 for the six months ended June 30, 2017. The Company recorded net charge-offs $95,000 for the six months ended June 30, 2018, as compared to net charge-offs of $300,000 for the six months ended June 30, 2017. Contributing to the increase in the general reserves was an increase in residential real estate loans of $14.8 million, an increase in commercial real estate loans of $15.4 million and an increase in commercial and industrial loans of $7.8 million.

Non-Interest Income

For the six months ended June 30, 2018, non-interest income of $4.7 million increased $607,000, or 14.8%, compared to $4.1 million for the six months ended June 30, 2017. The increase was primarily due to the recognition of a $715,000 gain on bank-owned life insurance death benefits, an increase in service charges and fees of $201,000, or 6.5%, and a gain on the sale of OREO of $48,000, partially offset by an increase in unrealized losses on marketable equities of $147,000 and an increase in realized securities losses of $232,000, primarily due to the recognition of unamortized premiums on a bond which was paid in full prior to its final maturity. Excluding the net gain on bank-owned life insurance death benefit and the realized and unrealized losses discussed above, non-interest income increased $223,000, or 5.4%.

Non-Interest Expense

For the six months ended June 30, 2018, non-interest expense increased $706,000, or 3.2%, to $23.0 million, or 2.22% of average assets, compared to $22.3 million, or 2.16% of average assets for the six months ended June 30, 2017. Excluding merger-related expenses of $526,000, non-interest expense increased $1.2 million, or 5.7%, from $21.7 million, or 2.11% of average assets, for the six months ended June 30, 2017 to $23.0 million, or 2.22% of average assets for the six months ended June 30, 2018.

The increase in non-interest expense was primarily due to the increase in salaries and benefits of $633,000, or 5.1%, an increase in data processing of $255,000, or 24.1%, an increase in occupancy expense of $103,000, or 5.4%, an increase in professional fees of $63,000, or 4.9%, an increase in advertising expense of $69,000, or 10.9%, an increase in other expenses of $97,000, or 2.9%, an increase in furniture and equipment of $10,000, or 1.4%, and an increase in FDIC insurance expense of $2,000, or 0.7%.

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For the six months ended June 30, 2018, the efficiency ratio was 65.8%, compared to 65.2% for the six months ended June 30, 2017.

Income Tax Provision

The effective tax rate for the six months ended June 30, 2018 and June 30, 2017 was 21.8% and 15.0%, respectively. The increase in the effective tax rate was primarily due to the $1.8 million in tax benefits recorded during the six months ended June 30, 2017 previously disclosed.

Balance Sheet

At June 30, 2018, total assets of $2.1 billion increased $12.5 million, or 0.6%, from December 31, 2017. During the same period, total loans increased $38.2 million, or 2.3%, partially offset by a decrease in cash and cash equivalents of $4.2 million, or 15.5%, and a decrease in securities available-for-sale of $22.4 million, or 7.9%.

Loans

Total loans increased $38.2 million, or 2.3%, due to an increase in commercial real estate loans of $15.4 million, an increase in residential real estate loans of $14.8 million, and an increase in commercial and industrial loans of $7.8 million. In order to reduce interest rate risk, the Company currently services $61.0 million in residential loans sold to the secondary market. The servicing rights will continue to be retained on all loans sold.

The following table is a summary of our outstanding loan balances as of the periods indicated:

	June 30, 2018	December 31, 2017
	(Dollars in thousands)

Commercial real estate loans	$748,062	$732,616
Commercial and industrial loans	246,281	238,502
Residential real estate loans	665,113	650,351
Consumer loans	4,752	4,478
Total gross loans	1,664,208	1,625,947
Unamortized premiums and net deferred loans fees and costs	4,667	4,734
Total loans	$1,668,875	$1,630,681

Credit Quality

Management continues to remain attentive to any signs of deterioration in borrowers’ financial conditions and is proactive in taking the appropriate steps to mitigate risk. Net charge-offs for the six months ended June 30, 2018 totaled $95,000, or 0.01% of annualized charge-offs to average loans, compared to net charge-offs $300,000, or 0.02% of annualized charge-offs to average loans for the six months ended June 30, 2017.

At June 30, 2018, nonperforming loans totaled $13.0 million, or 0.78% of total loans, compared to $12.8 million, or 0.78% of total loans at December 31, 2017. There were no loans 90 or more days past due and still accruing interest. Nonperforming assets to total assets was 0.62% at June 30, 2018 and December 31, 2017. The allowance for loan losses as a percentage of total loans was 0.72% at June 30, 2018, compared to 0.66% at December 31, 2017. At June 30, 2018, the allowance for loan losses as a percentage of nonperforming loans was 92.1%, compared to 84.9% at December 31, 2017. The allowance for loan losses as a percentage of total loans, excluding loans acquired from Chicopee, which were recorded at fair value with no related allowance for loan losses, was 1.03% at June 30, 2018 and 1.01% at December 31, 2017.

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Deposits

At June 30, 2018, total deposits of $1.6 billion increased $45.7 million, or 3.0%, from December 31, 2017. Core deposits, which the Company defines as all deposits except time deposits, increased $17.4 million, or 1.8%, from $949.5 million, or 63.0% of total deposits, at December 31, 2017, to $966.9 million, or 62.3% of total deposits, at June 30, 2018. Non-interest-bearing deposits increased $745,000, or 0.2%, to $312.6 million, money market accounts increased $6.8 million, or 1.7%, to $417.0 million, and interest-bearing checking accounts increased $10.2 million, or 11.7%, to $97.6 million. Time deposits increased $28.3 million, or 5.1%, from $556.5 million at December 31, 2017 to $584.9 million at June 30, 2018.

FHLB Advances and Repurchase Agreements

FHLB advances decreased $17.1 million, or 5.7%, from $297.8 million at December 31, 2017 to $280.7 million at June 30, 2018, while customer repurchase agreements decreased $11.7 million. During the three months ended March 31, 2018, the Company eliminated customer repurchase agreements and balances were transferred to the customer’s respective core deposit account.

Capital

At June 30, 2018, shareholders’ equity was $242.1 million, or 11.6% of total assets, compared to $247.3 million, or 11.9% of total assets at December 31, 2017. The decrease in shareholders’ equity during the six months ended June 30, 2018 reflects $3.3 million net increase in accumulated other comprehensive loss, $9.1 million for the repurchase of shares of the Company’s common stock, $2.3 million for payment of common stock dividends, partially offset by a net increase of $8.7 million in the Company's retained earnings reflective of current period net income and $1.0 million in share-based compensation. Total shares outstanding as of June 30, 2018 were 29,746,707.

The Company’s tangible book value per share increased by $0.02, or 0.3%, to $7.59 at June 30, 2018 from $7.57 at December 31, 2017. The Company’s and Bank’s regulatory capital ratios continued to exceed the levels required to be considered “well-capitalized” under federal banking regulations.

Share Repurchase

On January 31, 2017, the Board of Directors authorized a stock repurchase program under which the Company may purchase up to 3,047,000 shares, or 10% of its outstanding common stock. As of June 30, 2018, there were 1,597,592 shares remaining to be purchased under the plan.

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About Western New England Bancorp, Inc.

Western New England Bancorp, Inc. is a Massachusetts-chartered stock holding company and the parent company of Westfield Bank, CSB Colts, Inc., Elm Street Securities Corporation, WFD Securities, Inc. and WB Real Estate Holdings, LLC. Western New England Bancorp, Inc. and its subsidiaries are headquartered in Westfield, Massachusetts and operate 22 banking offices throughout western Massachusetts and northern Connecticut. To learn more, visit our website at www.westfieldbank.com.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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WESTERN NEW ENGLAND BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Net Income and Other Data

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2018	2018	2017	2017	2017	2018	2017
INTEREST AND DIVIDEND INCOME:
Loans	$18,405	$16,702	$17,182	$16,445	$16,211	$35,107	$32,037
Securities	1,829	1,808	1,862	1,888	1,931	3,637	3,827
Other investments	202	201	177	172	166	403	329
Short-term investments	28	21	18	11	19	49	92
Total interest and dividend income	20,464	18,732	19,239	18,516	18,327	39,196	36,285

INTEREST EXPENSE:
Deposits	2,718	2,355	2,269	2,111	2,059	5,073	4,068
Long-term debt	1,130	855	627	534	549	1,985	1,100
Short-term borrowings	751	800	991	1,075	976	1,551	1,871
Total interest expense	4,599	4,010	3,887	3,720	3,584	8,609	7,039

Net interest and dividend income	15,865	14,722	15,352	14,796	14,743	30,587	29,246

PROVISION FOR LOAN LOSSES	750	500	510	200	350	1,250	650

Net interest and dividend income after provision for loan losses	15,115	14,222	14,842	14,596	14,393	29,337	28,596

NON-INTEREST INCOME:
Service charges and fees	1,693	1,583	1,600	1,714	1,549	3,276	3,075
Income from bank-owned life insurance	484	442	455	450	480	926	919
Gain on bank-owned life insurance death benefit	715	—	—	—	—	715	—
(Loss) gain on sales of securities, net	(49)	(201)	—	70	46	(250)	(18)
Gain (loss) on sale of OREO	—	48	(58)	67	—	48	—
Unrealized losses on equity securities	(41)	(106)	—	—	—	(147)	—
Other income	131	—	—	111	—	131	116
Total non-interest income	2,933	1,766	1,997	2,412	2,075	4,699	4,092

NON-INTEREST EXPENSE:
Salaries and employees benefits	6,564	6,533	6,477	6,490	6,239	13,097	12,464
Occupancy	967	1,060	959	891	917	2,027	1,924
Furniture and equipment	382	367	384	410	366	749	739
Data processing	678	637	632	680	669	1,315	1,060
Professional fees	681	659	640	642	681	1,340	1,277
FDIC insurance	147	158	154	163	186	305	303
Merger related expenses	—	—	—	—	116	—	526
Advertising expense	355	347	335	328	385	702	633
Other	1,772	1,665	1,783	1,552	1,737	3,437	3,340
Total non-interest expense	11,546	11,426	11,364	11,156	11,296	22,972	22,266

INCOME BEFORE INCOME TAXES	6,502	4,562	5,475	5,852	5,172	11,064	10,422

INCOME TAX PROVISION	1,364	1,043	5,828	2,037	1,416	2,407	1,563
NET INCOME (LOSS)	$5,138	$3,519	$(353)	$3,815	$3,756	$8,657	$8,859

Basic earnings (loss) per share	$0.18	$0.12	$(0.01)	$0.13	$0.13	$0.30	$0.30
Weighted average shares outstanding	29,035,895	29,484,824	29,750,267	30,103,095	29,980,518	29,259,119	29,790,164
Diluted earnings (loss) per share	$0.18	$0.12	$(0.01)	$0.13	$0.12	$0.29	$0.30
Weighted average diluted shares outstanding	29,178,264	29,620,929	29,750,267	30,219,083	30,120,025	29,398,356	30,000,280

Other Data:
Return (loss) on average assets (1)	0.98%	0.69%	(0.07)%	0.73%	0.73%	0.84%	0.86%
Return on average assets, exclusive of merger expenses, tax benefits and deferred tax asset adjustment for corporate rate change (1)(3)	0.95%	0.69%	0.70%	0.73%	0.70%	0.82%	0.73%
Return (loss) on average equity (1)	8.63%	5.82%	(0.56)%	5.98%	6.05%	7.21%	7.26%
Return on average equity, exclusive of merger expenses, tax benefits and deferred tax asset adjustment for corporate rate change (1)(3)	8.38%	5.79%	5.75%	5.98%	5.90%	7.07%	6.13%
Efficiency ratio (2)(3)	63.53%	68.23%	65.28%	65.35%	66.06%	65.78%	65.18%
Net interest margin	3.27%	3.12%	3.19%	3.09%	3.11%	3.19%	3.09%

(1)	Annualized.
(2)	The efficiency ratio represents the ratio of operating expenses excluding merger related charges divided by the sum of net interest and dividend income and non-interest income, excluding gain and loss on sale of securities and OREO, unrealized losses on equity securities and gain on bank-owned life insurance death benefits.
(3)	Please refer to the “Reconciliation of non-GAAP to GAAP Financial Measures” on pages 16 and 17 for further details.
10

WESTERN NEW ENGLAND BANCORP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Cash and cash equivalents	$22,925	$29,438	$27,132	$28,900	$19,407
Securities available for sale, at fair value	259,689	266,963	288,416	297,919	303,395
Marketable equity securities, at fair value	6,324	6,327	—	—	—
Federal Home Loan Bank of Boston and other restricted stock - at cost	15,584	14,685	15,553	15,704	16,075

Loans	1,668,875	1,646,990	1,630,681	1,618,773	1,608,664
Allowance for loan losses	(11,986)	(11,370)	(10,831)	(10,518)	(10,418)
Net loans	1,656,889	1,635,620	1,619,850	1,608,255	1,598,246

Bank-owned life insurance	68,353	69,204	68,762	68,307	67,858
Goodwill	12,487	12,487	12,487	12,487	12,487
Core deposit intangible	3,875	3,969	4,063	4,156	4,250
Other assets	49,470	46,838	46,807	50,650	51,745
TOTAL ASSETS	$2,095,596	$2,085,531	$2,083,070	$2,086,378	$2,073,463

Total deposits	$1,551,804	$1,553,727	$1,506,082	$1,515,198	$1,495,337
Short-term borrowings	66,000	55,000	144,650	192,465	191,008
Long-term debt	214,672	212,730	164,786	106,339	117,704
Other liabilities	21,047	21,451	20,271	19,821	18,213
TOTAL LIABILITIES	1,853,523	1,842,908	1,835,789	1,833,823	1,822,262

TOTAL SHAREHOLDERS' EQUITY	242,073	242,623	247,281	252,555	251,201

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,095,596	$2,085,531	$2,083,070	$2,086,378	$2,073,463

11

WESTERN NEW ENGLAND BANCORP, INC. AND SUBSIDIARIES

Other Data

(Dollars in thousands, except per share data)

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017

Other Data:

Shares outstanding at end of period	29,746,707	30,138,083	30,487,309	30,816,813	31,070,107

Book value per share	$8.14	$8.05	$8.11	$8.20	$8.08
Tangible book value per share	7.59	7.50	7.57	7.66	7.55
30-89 day delinquent loans	9,413	7,519	9,795	8,892	5,207
30-89 day delinquent loans acquired from Chicopee, net of purchase accounting adjustments	3,285	3,229	4,527	4,567	3,417
Total delinquent loans	11,917	9,837	12,247	11,064	7,240
Total delinquent loans as a percentage of total loans	0.71%	0.60%	0.75%	0.68%	0.45%
Nonperforming loans	13,010	12,100	12,755	13,165	13,992
Nonperforming loans acquired from Chicopee, net of purchase accounting adjustments	5,101	5,883	6,157	6,450	6,507
Nonperforming loans as a percentage of total loans	0.78%	0.73%	0.78%	0.81%	0.87%
Nonperforming assets as a percentage of total assets	0.62%	0.58%	0.62%	0.64%	0.67%
Allowance for loan losses as a percentage of nonperforming loans	92.13%	93.97%	84.92%	79.89%	74.46%
Allowance for loan losses as a percentage of total loans	0.72%	0.69%	0.66%	0.65%	0.65%
Allowance for loan losses as a percentage of total loans, excluding loans acquired from Chicopee recorded at fair value with no corresponding allowance	1.03%	1.02%	1.01%	1.02%	1.02%

12

The following tables set forth the information relating to our average balances and net interest income for the three months ended June 30, 2018, March 31, 2018, and June 30, 2017 and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Three Months Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average		Average Yield/	Average		Average Yield/	Average		Average Yield/
	Balance	Interest (6)	Cost	Balance	Interest (6)	Cost	Balance	Interest (6)	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$1,664,903	$18,531	4.45%	$1,626,738	$16,827	4.14%	$1,602,057	$16,472	4.11%
Securities(2)	272,809	1,835	2.69	282,556	1,814	2.57	305,457	1,945	2.55
Other investments	17,601	202	4.59	17,111	201	4.70	17,734	166	3.74
Short-term investments(3)	8,386	28	1.34	5,946	21	1.41	10,789	19	0.70
Total interest-earning assets	1,963,699	20,596	4.20	1,932,351	18,863	3.90	1,936,037	18,602	3.84
Total non-interest-earning assets	132,467			137,017			140,643

Total assets	$2,096,166			$2,069,368			$2,076,680

LIABILITIES AND EQUITY:
Interest-bearing liabilities
Interest-bearing checking accounts	$98,493	87	0.35	$93,117	80	0.34	$87,952	95	0.43
Savings accounts	142,991	48	0.13	142,890	40	0.11	151,986	52	0.14
Money market accounts	419,604	476	0.45	418,183	419	0.40	393,613	381	0.39
Time deposit accounts	578,860	2,107	1.46	561,106	1,816	1.29	565,789	1,531	1.08
Total interest-bearing deposits	1,239,948	2,718	0.88	1,215,296	2,355	0.78	1,199,340	2,059	0.69
Short-term borrowings and long-term debt	288,054	1,881	2.61	282,710	1,655	2.34	301,274	1,525	2.02
Interest-bearing liabilities	1,528,002	4,599	1.20	1,498,006	4,010	1.07	1,500,614	3,584	0.96
Non-interest-bearing deposits	312,754			310,193			308,310
Other non-interest-bearing liabilities	16,566			15,886			18,737
Total non-interest-bearing liabilities	329,320			326,079			327,047

Total liabilities	1,857,322			1,824,085			1,827,661
Total equity	238,844			245,283			249,019
Total liabilities and equity	$2,096,166			$2,069,368			$2,076,680
Less: Tax-equivalent adjustment(2)		(132)			(131)			(275)
Net interest and dividend income		$15,865			$14,722			$14,743
Net interest rate spread(4)			3.00%			2.83%			2.88%
Net interest margin(5)			3.27%			3.12%			3.11%
Ratio of average interest-earning assets to average interest-bearing liabilities			128.51%			128.99%			129.02%

13

The following tables set forth the information relating to our average balances and net interest income for the six months ended June 30, 2018 and 2017 and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Six Months Ended June 30,
	2018			2017
	Average		Average Yield/	Average		Average Yield/
	Balance	Interest (6)	Cost	Balance	Interest (6)	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)(6)	$1,645,926	$35,358	4.30%	$1,581,314	$32,522	4.11%
Securities(2)	277,656	3,649	2.63	306,677	3,858	2.52
Other investments	17,357	403	4.64	17,623	329	3.73
Short-term investments(3)	7,173	49	1.37	33,929	92	0.54
Total interest-earning assets	1,948,112	39,459	4.05	1,939,543	36,801	3.79
Total non-interest-earning assets	134,729			135,735

Total assets	$2,082,841			$2,075,278

LIABILITIES AND EQUITY:
Interest-bearing liabilities
Interest-bearing checking accounts	$95,820	167	0.35	$89,218	169	0.38
Savings accounts	142,941	89	0.12	152,268	94	0.12
Money market accounts	418,897	894	0.43	397,384	764	0.38
Time deposit accounts	570,032	3,923	1.38	568,805	3,041	1.07
Total interest-bearing deposits	1,227,690	5,073	0.83	1,207,675	4,068	0.67
Short-term borrowings and long-term debt(6)	285,397	3,536	2.48	302,528	2,971	1.96
Interest-bearing liabilities	1,513,087	8,609	1.14	1,510,203	7,039	0.93
Non-interest-bearing deposits	311,480			306,390
Other non-interest-bearing liabilities	16,228			12,568
Total non-interest-bearing liabilities	327,708			318,958

Total liabilities	1,840,795			1,829,161
Total equity	242,046			246,117
Total liabilities and equity	$2,082,841			$2,075,278
Less: Tax-equivalent adjustment(2)		(263)			(516)
Net interest and dividend income		$30,587			$29,246
Net interest rate spread(4)			2.91%			2.86%
Net interest margin(5)			3.19%			3.09%

Ratio of average interest-earning assets to average interest-bearing liabilities			128.75%			128.43%

(1)	Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.
(2)	Loan and securities income are presented on a tax-equivalent basis using a tax rate of 21% and 35% for the 2018 and 2017 periods, respectively. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the consolidated statements of net income. For the three months ended June 30, 2018, March 31, 2018 and June 30, 2017, loan yields before tax-equivalent adjustments were 4.42%, 4.11% and 4.05%, respectively, and 4.27% and 4.05%, respectively, for the six months ended June 30, 2018 and 2017, while the securities yields before tax-equivalent adjustments were 2.68%, 2.56% and 2.53%, respectively, for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017, and 2.62% and 2.50%, respectively, for the six months ended June 30, 2018 and 2017.
(3)	Short-term investments include federal funds sold.
(4)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest rate spread before tax-equivalent adjustments for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017 was 2.97%, 2.81% and 2.83%, respectively, and 2.88% and 2.81%, respectively, for the six months ended June 30, 2018 and 2017.
(5)	Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets. Net interest margin before tax-equivalent adjustments for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017 was 3.24%, 3.09% and 3.05%, respectively, and 3.17% and 3.04%, respectively, for the six months ended June 30, 2018 and 2017.
(6)	The accounting for the Chicopee acquisition required loans, time deposits and borrowings to be recorded at fair value. The fair value marks on the loans, time deposits and borrowings acquired accrete and amortize into net interest income over time. For the three months ended June 30, 2018, March 31, 2018 and June 30, 2017, the loan accretion income and interest expense reduction on time deposits and borrowings related to the Chicopee acquisition increased net interest income $909,000, $235,000 and $341,000, respectively, and for the six months ended June 30, 2018 and 2017, the loan accretion income and interest expense reduction on time deposits and borrowings related to the Chicopee acquisition increased net interest income $1.1 million and $1.0 million, respectively. Excluding these items, net interest margin for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017 was 3.08%, 3.07% and 3.04% and the margin for the six months ended June 30, 2018 and 2017 was 3.08% and 2.99%, respectively.

14

Reconciliation of Non-GAAP to GAAP Financial Measures

The Company believes that certain non-GAAP financial measures provide information to investors that is useful in understanding its financial condition.  Because not all companies use the same calculation, this presentation may not be comparable to other similarly titled measures calculated by other companies.  A reconciliation of these non-GAAP financial measures is provided below.

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2018	2018	2017	2017	2017	2018	2017
	(Dollars in thousands, except per share data)

Net Income:
Net income (loss), as presented	$5,138	$3,519	$(353)	$3,815	$3,756	$8,657	$8,859
Merger related expenses, net of tax (1)	—	—	—	—	82	—	379
Tax benefit impact (2)	(150)	(15)	—	—	(174)	(165)	(1,806)
Deferred tax asset adjustment for corporate rate change (3)	—	—	4,000	—	—	—	—
Core net income, exclusive of merger related expenses, tax benefits impact and deferred tax asset adjustment for corporate rate change	$4,988	$3,504	$3,647	$3,815	$3,664	$8,492	$7,432

Diluted EPS:
Diluted earnings (loss) per share, as presented	$0.18	$0.12	$(0.01)	$0.13	$0.12	$0.29	$0.30
Merger related expense impact, net of tax (1)	—	—	—	—	0.01	—	0.01
Tax benefits impact (2)	(0.01)	—	—	—	(0.01)	—	(0.06)
Deferred tax asset adjustment for corporate rate change (3)	—	—	0.13	—	—	—	—
Core diluted EPS, exclusive of merger related expense, tax benefits impact and deferred tax asset adjustment for corporate rate change	$0.17	$0.12	$0.12	$0.13	$0.12	$0.29	$0.25

15

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2018	2018	2017	2017	2017	2018	2017
	(Dollars in thousands, except per share data)

Return on Average Assets:
Return (loss) on average assets, as presented	0.98%	0.69%	(0.07)%	0.73%	0.73%	0.84%	0.86%
Merger related expense impact, net of tax (1)	—	—	—	—	0.01	—	0.05
Tax benefits impact (2)	(0.03)	—	—	—	(0.04)	(0.02)	(0.18)
Deferred tax asset adjustment for corporate rate change (3)	—	—	0.77	—	—	—	—
Core return on average assets, exclusive of merger related expense, tax benefits impact and deferred tax asset adjustment for corporate rate change	0.95%	0.69%	0.70%	0.73%	0.70%	0.82%	0.73%

Return on Average Equity:
Return (loss) on average equity, as presented	8.63%	5.82%	(0.56)%	5.98%	6.05%	7.21%	7.26%
Merger related expense impact, net of tax (1)	—	—	—	—	0.13	—	0.35
Tax benefits impact (2)	(0.25)	(0.03)	—	—	(0.28)	(0.14)	(1.48)
Deferred tax asset adjustment for corporate rate change (3)	—	—	6.31	—	—	—	—
Core return on average equity, exclusive of merger related expense, tax benefits impact and corporate rate change	8.38%	5.79%	5.75%	5.98%	5.90%	7.07%	6.13%

(1)	Assumed tax rate for deductible expenses of 33.0% for the three and six months ended June 30, 2017.
(2)	Tax benefit impact of the reversal of a deferred tax valuation allowance, stock option exercises and bank-owned life insurance death benefits.
(3)	Deferred tax asset adjustment recorded during the fourth quarter of 2017 upon change in corporate tax rate.

16